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                                                                      EXHIBIT 12

                    WESTFIELD AMERICA, INC. AND SUBSIDIARIES

           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                                DECEMBER 31, 1998

                      (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

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


                                                                                                                    PERIOD FROM
                                                                                                                    FEBRUARY 12,
                                                                       YEAR ENDED DECEMBER 31,                      1994 THROUGH
                                                       ---------------------------------------------------------    DECEMBER 31,
                                                           1998           1997          1996           1995           1994 (1)
                                                       -------------  ------------- -------------- -------------  -----------------
Income before income taxes                               $  106,188    $    46,865   $    24,696    $    21,846      $    15,241
Add:    Minority interest in consolidated real estate
           partnerships                                       4,257          2,478         1,063              -                -
        Equity in (income) losses of unconsolidated
           real estate partnerships                          (5,949)        (3,887)       (3,707)        (4,412)             386
        Distributions from unconsolidated real estate
           partnerships                                       9,812         10,013        11,430         17,611           29,961
        Interest expense                                    106,852         57,472        40,233         27,916           24,156
Less:   Gain on sale of investments, net                    (53,895)             -             -              -                -
                                                         ----------    -----------   -----------    -----------      -----------
Total earnings available to cover fixed charges          $  167,265    $   112,941   $    73,715    $    62,961      $    69,744
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------


Total fixed charges-interest expensed and capitalized       108,410         58,876        41,736         27,968           24,156
Total Preferred Stock Dividends                              17,619         11,428         4,264              3                -
                                                         ----------    -----------   -----------    -----------      -----------
Total combined fixed charges and preferred stock
   dividends                                            $   126,029    $    70,304   $    46,000    $    27,971      $    24,156
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------
Ratio of earnings to fixed charges                           1.54x          1.92x         1.77x          2.25x            2.89x
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------
Ratio of earnings to fixed charges and preferred
   stock dividends                                           1.33x          1.61x         1.60x          2.25x            2.89x
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------
Supplemental Disclosure of Ratio of Funds from
   Operations (FFO) to Fixed Charges:
FFO                                                     $   140,839    $   111,271   $    75,842    $    65,792      $    53,315
Interest expense                                            106,852         57,472        40,233         27,916           24,156
                                                         ----------    -----------   -----------    -----------      -----------
Adjusted FFO available to cover fixed charges           $   247,691    $   168,743   $   116,075    $    93,708      $    77,471
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------
Total combined fixed charges and preferred Stock
   dividends                                            $   126,029    $    70,304   $    46,000    $    27,971      $    24,156
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------
Ratio of FFO to fixed charges                                2.28x          2.87x         2.78x          3.35x            3.21x
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------
Ratio of FFO to fixed charges and preferred stock
   dividends                                                 1.97x          2.40x         2.52x          3.35x            3.21x
                                                         ----------    -----------   -----------    -----------      -----------
                                                         ----------    -----------   -----------    -----------      -----------

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(1)  The computation for the forty two days ended February 11, 1994 is not meaningful.